Exhibit 99.9

HCC

Announcement Script

4 June 2015

Visual	Audio

CHRIS WILLIAMS’ OPENING STATEMENT.

CHRIS: Hello. I have some very exciting news to share with you today.

After careful consideration by our Board of Directors, I am proud to announce that HCC has signed a merger agreement to be acquired by Tokio Marine Holdings, one of the leading insurance groups in the world.

SUPER: Chris Williams Chief Executive Officer HCC Insurance Holdings, Inc.

This announcement was made after the market closed in Japan last night and prior to the US market opening today. With your help, HCC has performed extremely well over the years and our Board of Directors determined that this is the right time for HCC to enter into this transaction.

Tokio Marine is an outstanding company. It operates out of 486 Cities in 37 countries around the world. It has a market cap of more than 30 billion dollars—
. . . nearly six times our current size. Combining with Tokio Marine will give us a truly global platform with extensive financial resources and will put us on an equal footing with companies like Travelers, ACE and Chubb.

We have minimal overlap with Tokio Marine’s existing lines of business, and we have an unprecedented opportunity to expand our footprint to more markets around the world. Tokio Marine’s acquisition strategy has been to buy exceptional, high performing businesses and allow them to continue to operate in the same way that made them successful.

After the closing, HCC will continue to operate as it does today, with our same name, same brand, and same management team. The most significant change is that we will be a subsidiary of Tokio Marine.

Our senior management people is excited about this opportunity and will be staying on to continue managing the day to day operations of the business. Our plan going forward is very much “business as usual.”

In a moment, we’ll talk more about what the announcement means for you and the company at large. I’ve asked some of the senior management from our two companies to share their views. I think you’ll see how closely aligned our underwriting focus and core values are to Tokio Marine’s.

FADE TO BLACK

FADE UP: INTERVIEW FOOTAGE (INSERT B-ROLL THROUGHOUT AS APPROPRIATE.) SEGMENT: 01:15:38:12 to 01:16:11:10 SUPER: Kuni Fujii	MUSIC: MINIMAL UNDERBED KUNI FUJII: We are extremely pleased to have such a premier, specialty insurance company as a new member of the Tokio Marine Group.

Managing Executive Officer Tokio Marine Holdings

CUT TO SEGMENT: 02:46:39:21 to 02:47:00:10 SUPER: Bill Burke President and Chief Operating Officer HCC Insurance Holdings, Inc.	BILL BURKE: This is the largest acquisition by Tokio Marine in the United States. What they are looking for is for us to continue to do what we do best, which is to profitably underwrite business.

CUT TO SEGMENT: 02:54:33:04 to 02:54:53:08 SUPER: Brad Irick Executive Vice President and Chief Financial Officer HCC Insurance Holdings, Inc.	BRAD IRICK: Tokio Marine’s focus has long been to buy franchises and to allow those franchises to continue to perform.

CUT TO SEGMENT: 01:33:49:19 to 01:34:42:15 SUPER: Ian Brimecome Senior Managing Executive Officer and Executive Chairman, International Tokio Marine Holdings

IAN BRIMECOME: We have bought a whole string of companies with very strong brands. Part of the reason we bought those companies and why we have bought HCC is because of those brands. It makes no sense for us at all for us to throw those brands away.

CUT TO SEGMENT: 03:11:54:14 to 03:12:17:22	BRAD IRICK: It’s natural for people to be concerned about their jobs in a situation like this. The good news - to me — the great news — is that we’re going to need more people, not less people.

CUT TO SEGMENT: 02:09:16:00 to 02:09:35:16 SUPER: Barry J. Cook Chairman and Chief Executive Officer HCC International

BARRY COOK: HCC will continue to operate as an independent company as part of the Tokio Marine Group, we will have a much stronger balance sheet in which we can sell our products, and we will be able to expand geographically within the footprint of Tokio Marine.

CUT TO SEGMENT: 01:27:52:08 to 01:28:33:12	IAN BRIMECOME: What you should be telling your family is there is tremendous opportunity here to broaden my career prospects — that there is no downside.

CUT TO SEGMENT: 02:04:48:24 to 02:05:06:00	BARRY COOK: This will provide all sorts of career opportunities for our staff and will enable us to grow throughout Europe and the rest of the world.

CUT TO SEGMENT: 02:13:32:22 to 02:13:50:20

BILL BURKE: There’s very little overlap between the companies, and in fact, Tokio Marine has been very transparent about wanting to retain our people and to give our people opportunities to expand what they’re doing as opposed to looking at this from an expense standpoint.

CUT TO SEGMENT: 02:22:24:07 to 02:23:00:14	BARRY COOK: The culture of both companies is so similar. Underwriting discipline, risk selection, long-term view of the marketplace. It’s a perfect fit for both of our companies.

CUT TO SEGMENT: 02:24:20:14 to 02:24:50:15

BILL BURKE: One of the things that struck me as I met the various Tokio Marine people is how long they have worked for the company. As you went around the room, people had been there for 10 years, for 20 years, for their entire career. Clearly Tokio Marine is doing something good for their employees.

CUT TO SEGMENT: 01:18:20:16 to 01:19:01:13

IAN BRIMECOME: I’ve been involved in a hundred mergers and acquisition transactions. And, it’s very pleasing to say that the culture of Tokio Marine is one of great respect — it’s respect for the employees, it’s respect for the customer.

CUT TO SEGMENT: 01:37:41:17 to 01:38:03:05	KUNI FUJII: We are truly excited with a new opportunity to create a global insurance group with HCC people.

CHRIS WILLIAMS’ CLOSING STATEMENT.

CHRIS: This is truly great news for you and our shareholders. We expect the transaction to close later this year, once the conditions to the closing have been satisfied, including the receipt of approvals from regulators and our stockholders.

SUPER: TransactionQuestions@hcc.com

In the meantime, if you have questions, please send them to this email address: transactionquestions@hcc.com. We will try to answer your questions promptly. We know it’s crucial that you stay informed during this transition.

HCC is a great company made even greater by all of you who have worked so very hard. Today, that hard work has paid off. As you learn more, I know you will share my excitement as HCC moves into its next chapter.

FADE TO BLACK.
Thank you.

FADE UP: DISCLAIMER INFORMATION. (BREAK INTO 2 SLIDES, IF NECESSARY.)

SUPER:

This video was prepared for release on June 10, 2015.  It references time-sensitive information that is current only as of such date.

Statements included in this communication that are not historical facts are forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements include statements regarding expectations as to the completion of the proposed merger between HCC and a subsidiary of Tokio Marine Holdings, Inc. and the other transactions contemplated by the related merger agreement.  Forward-looking statements reflect current views, plans or expectations with respect to future events and are inherently subject to significant risks, including risk factors that are referred to in HCC’s filings with the SEC or detailed in the joint press release issued on June 10, 2015 by HCC and Tokio Marine.  HCC and Tokio Marine specifically disclaim any duty to update forward looking statements made in this call.

HCC intends to file relevant materials with the SEC, including a proxy statement, in connection with the proposed merger.  Tokio Marine and HCC and its directors, executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies in connection with the proposed merger.  Investors and stockholders are urged to read the proxy statement and all other relevant documents filed with the SEC or sent to HCC’s stockholders as they become available, because they will contain important information about the proposed merger.  Investors and stockholders can obtain these documents, when available, free of charge at the SEC’s website and at HCC’s website.